EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71113 of The Dial Corporation on Form S-8 of our report dated May 5, 2000 appearing in the Annual Report on Form 11-K of The Freeman Cosmetic Corporation Capital Accumulation Plan for the eleven-month period ended November 30, 1999.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 23, 2000

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